Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2023 Omnibus Incentive Plan of Greenlight Capital Re, Ltd. of our report dated March 8, 2023, with respect to the financial statements of Solasglas Investments, LP included in its Annual Report (Form 10-K) filing for the years ended December 31, 2022, 2021 and 2020 filed with the Securities and Exchange Commission.

/s/ Ernst & Young Ltd.
Grand Cayman, Cayman Islands
July 31, 2023